Exhibit 21.1

BMC Software, Inc.

Subsidiaries

As of March 31, 2009

Name	Jurisdication
BladeLogic, Inc.	Delaware
BladeLogic Deutschland GmbH	Germany
BladeLogic Japan Kabushiki Kaisha	Japan
BladeLogic Netherlands B.V.	Netherlands
BladeLogic Spain S.L.	Spain
BladeLogic Switzerland GmbH	Switzerland
BladeLogic UK, Limited	United Kingdom
BMC Receivable Corporation II B.V.	Netherlands
BMC Software AS	Norway
BMC Software (China) Limited	China
BMC Software (Hong Kong) Limited	Hong Kong
BMC Software (Thailand) Limited	Thailand
BMC Software (Philippines) Inc.	Philippines
BMC Software (New Zealand) Ltd.	New Zealand
BMC Software A/S	Denmark
BMC Software AB	Sweden
BMC Software Asia Pacific Pte Ltd	Singapore
BMC Software Asia Sdn Bhd	Malaysia
BMC Software (Australia) Pty. Ltd.	Australia
BMC Software Belgium N.V.	Belgium
BMC Software Canada Inc.	Canada
BMC Software Capital LLC	Delaware
BMC Software de Argentina S.A.	Argentina
BMC Software de Mexico, S.A. de C.V.	Mexico
BMC Software Development France SAS	France
BMC Software Distribution B.V.	Netherlands
BMC Software Distribution de Mexico S.A. de C.V.	Mexico
BMC Software Distribution, Inc.	Delaware
BMC Software do Brasil Ltda.	Brazil
BMC Software Europe	Ireland
BMC Software European Holding	Ireland
BMC Software France SAS	France
BMC Software GmbH	Austria
BMC Software GmbH	Germany
BMC Software GmbH	Switzerland
BMC Software Holding B.V.	Netherlands
BMC Software Holding II B.V.	Netherlands
BMC Software Holding France SAS	France
BMC Software Hungary Sales LLC	Hungary
BMC Software India Private Limited	India
BMC Software Investment B.V.	Netherlands
BMC Software Investment, L.L.C.	Delaware
BMC Software Israel LTD	Israel
BMC Software K.K. (Japan)	Japan
BMC Software Korea, Ltd.	Korea
BMC Software Limited	United Kingdom
BMC Software Mauritius	Mauritius

Name	Jurisdication
BMC Software Hellas MEPE	Greece
BMC Software OY	Finland
BMC Software S.A.	Spain
BMC Software Sales (Poland) Sp.o.o.	Poland
BMC Software Services, Inc.	Delaware
BMC Software Yazilim Hlzmetleri Limited Sirketi	Turkey
BMC Software, S.R.L.	Italy
Boole & Babbage Portugal Informatica Limitada	Portugal
Calendra SA	France
Calendra UK Limited	United Kingdom
Identify Software GmbH	Germany
Identify Software LTD	Israel
Identify Software UK Limited	United Kingdom
Identify Software, Inc.	Delaware
Information Technology Masters International S.A.	Luxembourg
Information Technology Masters Technologies SA	Luxembourg
IT Masters, Inc.	Delaware
ITM Software UK Limited	United Kingdom
Marimba, Inc.	Delaware
New Dimension Software, Inc.	Delaware
ProactiveNet, Inc.	Delaware
Software Capital Finance LLC	Delaware
Software Capital Holding LLC	Delaware
Software Capital LP	Delaware
Software Credit LP	Delaware
Simulus Limited	United Kingdom
The European Software Company	Ireland